Delaware

PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF "EXCHANGE TRADED SPREADS TRUST", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JANUARY, A.D. 2008, AT 1:56 O'CLOCK P.M.

Harriet Smith Windsor, Secretary of State

4491146 8100

AUTHENTICATION: 6319671

080056391

DATE: 01-17-08

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:54 PM 01/17/2008 FILED 01:56 PM 01/17/2008 SRV 080056391 - 4491146 FILE

CERTIFICATE OF TRUST

OF

EXCHANGED TRADED SPREADS TRUST

This Certificate of Trust is being executed as of January 17, 2008 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act (12 Del. C. § 3801 et. seq.) (the “Act”) This Certificate of Trust is filed in accordance with the Act and sets forth the following:

First: The name of the business trust is the Exchange Traded Spreads Trust (the “Trust”)

Second: The Registered Office of the Trust in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Trust for service of process at such location is Corporation Service Company.

Third: The business address of the Trust, and of the initial trustee, is 44 Montgomery Street, Suite 2100, San Francisco, CA 94104-4708.

Fourth: The Trust is or will become a registered investment company under the Investment Company Act of 1940, as amended.

Fifth: Notice is hereby given that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to any particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Sixth: The Trustees of the Trust reserve the right to amend, alter, change, or repeal any provisions contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

Seventh: This Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

/s/ Stephen C. Rogers
Stephen C. Rogers, Trustee

CERTIFICATE OF TRUST

OF

EXCHANGE TRADED SPREADS TRUST

This Certificate of Trust is being executed as of January 17, 2008 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act (12 Del. C. § 3801 et. seq.) (the “Act”). This Certificate of Trust is filed in accordance with the Act and sets forth the following:

First: The name of the business trust is the Exchange Traded Spreads Trust (the “Trust”).

Second: The Registered Office of the Trust in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Trust for service of process at such location is Corporation Service Company.

Third: The business address of the Trust, and of the initial trustee, is 44 Montgomery Street, Suite 2100, San Francisco, CA 94104-4708.

Fourth: The Trust is or will become a registered investment company under the Investment Company Act of 1940, as amended.

Fifth: Notice is hereby given that the Trust is or may hereafter be constituted a series trust. The debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to any particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

Sixth: The Trustees of the Trust reserve the right to amend, alter, change, or repeal any provisions contained in this Certificate of Trust, in the manner now or hereafter prescribed by statute.

Seventh: This Certificate of Trust shall become effective immediately upon filing with the Office of the Secretary of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being the initial Trustee of the Trust, has executed this Certificate of Trust as of the date first written above.

/s/ Stephen C. Rogers
Stephen C. Rogers, Trustee